EXHIBIT 32.01



                   CERTIFICATIONS PURSUANT TO SECTION 1350
              OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE



In connection with the Quarterly Report of General Employment Enterprises, Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2004 filed with the Securities and Exchange Commission (the "Report"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.



Date:  August 11, 2004                     By:  /s/ Herbert F. Imhoff, Jr.
                                           Herbert F. Imhoff, Jr.
                                           Chairman of the Board, Chief
                                           Executive Officer and President
                                           (Chief executive officer)


Date:  August 11, 2004                     By:  /s/ Kent M. Yauch
                                           Kent M. Yauch
                                           Vice President, Chief Financial
                                           Officer and Treasurer
                                           (Chief financial officer)